                                                                   Exhibit 10.10

                         DOMAIN NAME LICENSING AGREEMENT

This Domain Name Licensing Agreement (the "Agreement") is entered into as of May 27, 2004 by and between the following two parties:

The Licensee:          Fuhua Innovation Technology Development Co., Ltd.
Legal Address:         Rm.605, Ping'an Mansion, No.23 Financial Street,
                       West District, Beijing 100032, China
Legal Representative:  Chen Wu

The Licensor:          China Finance Online (Beijing) Co., Ltd.
Legal Address:         Rm.610B, Ping'an Mansion, No.23 Financial Street,
                       West District, Beijing 100032, China
Legal Representative:  Ning Jun

WHEREAS:

1. The two parties entered into a strategic consulting service agreement (the "Strategic Consulting Service Agreement") as of May 27, 2004, which provides that Licensor shall provide strategic consulting services on an exclusive basis to the Licensee with respect to the website and online business operated by the Licensee;

2. The domain name (www.jrj.com.cn) used by the Licensee on its website is registered under the name of the Licensor who has full proprietary rights to such domain name;

3. To facilitate the Licensee to better operate its website, the Licensor agrees to license the domain name mentioned above to the Licensee in accordance with the terms and conditions set forth herein.

     NOW THEREFORE, the parties agree as follows:

1.   DEFINITION

1.1 "Domain Name" means www.jrj.com.cn that has been registered by the Licensor.

1.2  "Authorized Territory" means worldwide.

2.   GRANT OF LICENSE AND LICENSE FEE

2.1 License. The Licensor hereby grants the Licensee a non-exclusive license to use the Domain Name for the purpose of operating the Licensee's website within the

Authorized Territory. Without prior written consent of the Licensor, the Licensee shall not transfer, lease or pledge the Domain Name to any third party, nor shall the Licensee sublicense the Domain Name. The Licensor reserves the right to use, or license a third party to use, the Domain Name within the Authorized Territory.

2.2 License Fee. Considering that the Licensee shall pay service fees to the Licensor in accordance with the aforesaid Strategic Consulting Service Agreement, the Licensor agrees to license the Licensee to use the Domain Name free of charge. Notwithstanding the foregoing, the Licensee shall reimburse the Licensor for the annual registration fee for the Domain Name. Such registration fee shall be paid by the Licensor to the Licensee within three (3) days upon written notice.

3.  TERM OF LICENSE

3.1 The term of the License under this Agreement shall be the same as the term provided in the aforesaid Strategic Consulting Service Agreement.

4.  REPRESENTATIONS AND WARRANTIES BY THE LICENSOR

4.1 The Licensor has all necessary right, power and authorization to sign and perform all the obligations under this Agreement.

4.2 The Licensor has the exclusive ownership of the Domain Name and there are no disputes with any third party over the proprietary rights to the Domain Name.

4.3 The execution and performance of this Agreement by the Licensor will not constitute or result in a violation of any material agreement to which the Licensor is a party or by which the Licensor or its assets are bound.

5.  REPRESENTATIONS AND WARRANTIES BY THE LICENSEE

5.1 The Licensee has all necessary right, power and authorization to sign and perform all the obligations under this Agreement.

5.2 The execution and performance of this Agreement by the Licensee will not constitute or result in a violation of any material agreement to which the Licensee is a party or by which the Licensee or its assets are bound.

6.  PROTECTION OF DOMAIN NAME

6.1 The Licensee shall guarantee that its use of the Domain Name during the term of the License will not violate any applicable law or regulation of the People's Republic of China ("PRC") and that the Licensee will pay for the annual registration fee for the Domain Name.

6.2 The Licensee shall make its best effort to protect the reputation of the Domain Name when using the Domain Name. The Licensee shall assume all responsibilities and liabilities arising from the Licensee's operation of the website.

6.3 The Licensee shall immediately notify the Licensor in writing of any infringement of rights to the Domain Name and assist the Licensor to take all actions appropriate against such infringement.

6.4 The Licensee agrees that it will not, during the term of the License or thereafter, challenge the Licensor's title or rights to the Domain Name or the validity of this License.

7.  CONFIDENTIALITY

7.1 The Parties acknowledge and confirm that any oral or written material concerning this Agreement exchanged between the Parties is confidential information. The Parties shall protect and maintain the confidentiality of all such confidential information, and neither Party shall disclose to any third party such confidential information without the other Party's written consent, except (a) data or information that is in the public domain, has been published, or is generally known to the public, provided that it is not released by the receiving party, (b) data or information that shall be disclosed pursuant to applicable laws or stock exchange regulations, (c) data or information that shall be disclosed to one of the Parties' shareholders, legal counsel, auditor or financial counsel who are also under similar obligations to maintain the confidentiality of the information, and (d) data or information that shall be disclosed to potential purchasers or other investors of equity interests or assets of either Party or to bond or stock finance providers who are also under similar obligations to maintain the confidentiality of the information.

8.  GOVERNING LAW AND DEFAULT

8.1 The execution, validity, interpretation, performance, implementation, termination and settlement of disputes of this Agreement shall be governed by the laws of the PRC.

8.2 Any violation of any clause in this Agreement, or non-performance or partial performance of this Agreement, or making of false representations or warranties, or intentional misrepresentation or omission of material facts, or non-performance of representations and warranties by either party shall constitute breach of this Agreement. The breaching party shall bear all the responsibilities arising from such breach of agreement.

9. AMENDMENT

9.1 No amendment to this Agreement shall be effective unless such amendment has been agreed to in writing by both Parties and the Licensee and the Licensor have obtained necessary authorization and approval with respect to such amendment (including the approval that the Licensor must obtain from the audit committee or other independent bodies established pursuant to the Sarbanes-Oxley Act and the NASDAQ Rules under the board of directors of its overseas holding company -- China Finance Online Co., Limited).

10. DISPUTE RESOLUTION

10.1 The parties shall try to settle any dispute arising from the interpretation or performance of this Agreement through negotiation in good faith. In the event that no settlement can be reached through negotiation, either party may submit such matter to arbitration.

10.2 Disputes shall be submitted to China International Economic and Trade Arbitration Commission ("CIETAC"). The current rules of CIETAC shall be followed in arbitration.

10.3 Arbitration awards shall be final and binding upon the parties and shall be enforceable in accordance with their terms. Arbitration expenses (including without limitation to arbitration fees and legal fees) shall borne and reimbursed by the losing party.

11  MISCELLANEOUS

11.1 Terms not covered by this Agreement shall be governed by the Strategic Consulting Service Agreement.

12.  EXECUTION AND EFFECTIVENESS

12.1 This Agreement shall be executed in duplicate and take effect upon execution by the authorized representatives of both parties.

     IN WITNESS THEREOF each party hereto has caused this Agreement to be duly executed by a duly authorized representative on behalf of the party as of the date first set forth above.


Licensor :       China Finance Online (Beijing) Co. Ltd.

Representative:  [/s/ COMPANY SEAL]
                 ___________________



Licensee:        Fuhua Innovation Technology Development Co., Ltd.

Representative:  [/s/ COMPANY SEAL]
                 ___________________